EXHIBIT 32.1

Written  Statement of the Chief Executive Officer Pursuant to Section 906 of the
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Sarbanes-Oxley  Act  of  2002
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The undersigned, the Chief Executive Officer of NBT Bancorp Inc. (the "Company"), hereby certifies that to his knowledge on the date hereof:

     (a) the Form 10-Q of the Company for the Quarterly Period Ended March 31, 2004, filed on the date hereof with the Securities and Exchange
          Commission  (the  "Report")  fully  complies  with the requirements of
          Section  13(a)  or  15(d)  of the Securities Exchange Act of 1934; and

     (b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                          /s/  Daryl  R.  Forsythe
                                          ------------------------
                                          Daryl  R.  Forsythe
                                          Chairman and Chief Executive Officer
                                          May  3,  2004


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to NBT Bancorp Inc. and will be retained by NBT Bancorp Inc. and furnished to the Securities and Exchange
Commission  or  its  staff  upon  request.